UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2020 (February 27, 2020)
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2020, the Compensation Committee of the Board of Directors (the “Committee”) of L3Harris Technologies, Inc. (the “Company”) adopted the L3Harris Technologies, Inc. Executive Change in Control Severance Plan (the “CIC Severance Plan”), which became effective as of March 1, 2020, and the Committee approved the participation of, and severance benefits for, executive officers and other executives of the Company under the L3Harris Technologies, Inc. Severance Pay Plan (the “Severance Pay Plan”), which was adopted by the Company effective as of March 1, 2020.
Change in Control Severance Benefits
The CIC Severance Plan provides severance benefits to officers (including executive officers) and certain other executives of the Company in the event of a qualifying termination in connection with a “change in control” (as defined in the CIC Severance Plan). Individuals who, as of March 1, 2020, are party to a Harris Corporation Executive Change in Control Severance Agreement or covered by the L3 Technologies, Inc. Amended and Restated Change in Control Severance Plan (collectively, the “Legacy CIC Arrangements”) will become participants in the CIC Severance Plan after their Legacy CIC Arrangement expires; provided that the Company’s CEO and COO on January 1, 2020 (William M. Brown and Christopher E. Kubasik, respectively) will not be included as participants in the CIC Severance Plan unless otherwise expressly designated by the Committee as participants in the future.
Under the CIC Severance Plan, if a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” (each, as defined in the CIC Severance Plan) during the two-year period following a change in control, the Company will provide to the participant, subject to the participant’s execution of a release of claims: (i) a lump sum cash payment equal to a multiple (two times in the case of employees at the officer level, including executive officers) of the participant’s base salary and target bonus; (ii) a lump sum cash payment equal to the participant’s pro-rata target bonus; (iii) continued participation in the Company’s group medical, dental and vision plans for the number of years equal to the applicable severance multiple; and (iv) if immediately prior to the date of termination or change in control, the participant is eligible for professional finance and tax planning assistance services offered by the Company, continued participation in such services for the balance of the calendar year in which the termination occurs and the calendar year thereafter.
Severance Benefits
Upon an involuntary termination of employment by the Company without cause, the Severance Pay Plan provides for severance benefits for regular, full-time employees of the Company, subject to a waiver and release, including the following severance benefits for employees at the officer level (including executive officers): (a) a lump sum cash payment equal to the participant’s base pay (as determined under the Severance Pay Plan) and annual bonus target and (b) twelve months of COBRA coverage at active employee rates. Participants who are entitled to other severance benefits under an individual agreement or a plan, policy or other arrangement that provides for severance benefits (including severance benefits in connection with a change in control under the CIC Severance Plan or Legacy CIC Arrangements) will not be entitled to severance under the Severance Pay Plan.
The foregoing descriptions of the CIC Severance Plan and the Severance Pay Plan are summaries and are qualified in their entirety by reference to the full text of the CIC Severance Plan and the Severance Pay Plan, respectively, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibit is filed herewith:

Exhibit Number	Description
10.1	L3Harris Technologies, Inc. Executive Change in Control Severance Plan, effective as of March 1, 2020.
10.2	L3Harris Technologies, Inc. Severance Pay Plan, effective as of March 1, 2020.
104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ James P. Girard
		Name:	James P. Girard
Date: March 4, 2020		Title:	Vice President and Chief Human Resources Officer

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